SUB-ITEM 77I



Re-designation of Share Class

MFS  Corporate  Bond  Fund,  MFS Limited Maturity Fund and MFS Total Return Bond
Fund), each a series of MFS Series Trust IX (the "Trust"), re-designated Class R5 as Class R6 effective August 26, 2016, as described in the supplement to each Fund's then current prospectus as filed with the Securities and Exchange Commission via EDGAR on June 28, 2016 under Rule 497 under the Securities Act of 1933. Such document is incorporated herein by reference.